Exhibit 1.1

600,000 Shares

Five Oaks Investment Corp.

8.75% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

May 21, 2014

Keefe, Bruyette & Woods, Inc.

As Representative of the several
  Underwriters named in Schedule 1 attached hereto

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Five Oaks Investment Corp., a Maryland corporation (the “Company”), proposes to sell 600,000 shares (the “Firm Securities”) of the Company’s 8.75% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to 90,000 additional shares of the Series A Preferred Stock on the terms set forth in Section 3 (the “Option Securities”). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the “Securities.” This offering is a re-opening of the Company’s original issuance of Series A Preferred Stock, which occurred on December 23, 2013 and January 24, 2014. As of the date of this Agreement, there are 920,000 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock was established by the Articles Supplementary of 8.75% Series A Cumulative Redeemable Preferred Stock filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on December 20, 2013. Articles of Amendment increasing the number of shares of authorized Series A Preferred Stock to 1,610,000 will be filed with and accepted for record by the SDAT (collectively, the “Articles Supplementary”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

The Company is externally managed by Oak Circle Capital Partners LLC, a Delaware limited liability company (the “Manager” and, together with the Company, the “Transaction Entities”), pursuant to a management agreement between the Company and the Manager (the “Management Agreement”).

1.  Representations, Warranties and Agreements of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Delivery Date (as defined below), and agrees with each Underwriter that:

(a)          A registration statement on Form S-3 (File No. 333-195499) in respect of the Securities, including a form of prospectus, has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i)          “affiliate” has the meaning assigned to it by Rule 144 under the Securities Act (as herein defined);

(i)          “Applicable Time” means 4:30 p.m. (New York City time) on May 21, 2014;

(ii)         “Effective Date” means any date as of which any part of such registration statement relating to the Securities, or any post-effective amendment thereto, became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)        “Issuer Free Writing Prospectus” means (i) any issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations identified on Schedule 2 and (ii) each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv)        “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto, relating to the Securities;

(v)         “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

(vi)        “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto, relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)       “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

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The Company will prepare a final term sheet (the “Term Sheet”) containing only a description of the final terms of the Securities and their offering, in a form approved by the Underwriters and attached as Schedule 2 hereto, and acknowledges that the Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 6(b) hereof. The Company will furnish to each Underwriter, without charge, copies of the Term Sheet promptly upon its completion.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Series A Preferred Stock under Rule 462(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)          The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, is not on the date hereof and will not be on the applicable Delivery Date (as defined herein) an “ineligible issuer” (as defined in Rule 405 of the Securities Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.

(c)          The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

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(d)          The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e)          The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f)          The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g)          Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule 2 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Rules and Regulations.

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(i)          From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(j)          The Company has not (i) alone engaged in any Testing-the-Waters Communication, (ii) authorized anyone to engage in Testing-the-Waters Communication. and (iii) distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(k)          Each of the Company and its subsidiaries has been duly formed and incorporated and is validly existing as a corporation, or has been duly formed and is validly existing as a limited liability company, in good standing under the laws of the state of its formation or incorporation, as applicable, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus. The Company and each of its subsidiaries are duly qualified to do business and in good standing as a foreign corporation as, or entity as the case may be, in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, affairs or prospects of the Company and its subsidiaries taken as a whole or on the Offering or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Effect”).

(l)          The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity except for except for Five Oaks Acquisition Corp. and Five Oaks Insurance LLC.

(m)        The Company has an authorized and outstanding capitalization as set forth in each of the Registration Statement, Pricing Disclosure Package and Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. No class or series of preferred stock has been issued except for 100 shares of 12.5% Cumulative Non-Voting Redeemable Preferred Stock and 920,000 shares of the Series A Preferred Stock and no class or series of preferred stock is outstanding except the Series A Preferred Stock.

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(n)          The shares of common stock of the Company, par value $0.01 (the “Common Stock”), to be issued upon conversion of the Securities, have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Articles Supplementary, will be duly and validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and will not have been issued in violation of any preemptive right under the Maryland General Corporation Law or the Company’s charter or bylaws.

(o)          The form of certificate for the shares of the Securities to be issued and sold by the Company to the Underwriters hereunder conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(p)          The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(q)          This Agreement has been duly authorized, executed and delivered by the Company.

(r)           The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(s)          The Management Agreement conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus. The operating, investment, allocation and other policies, strategies and guidelines of the Company and/or the Manager described in the Registration Statement, Pricing Disclosure Package and Prospectus accurately reflect in all material respects the policies, strategies and guidelines of the Company and/or the Manager, as the case may be, as currently in effect and the current intentions of the Company and/or the Manager, as the case may be, with respect to the continued and prospective operation of its business, and no material deviation from such policies, strategies or guidelines is currently contemplated.

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(t)          The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Securities, the issuance of the Common Stock to be issued upon conversion of the Securities and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Company with its obligations under this Agreement and the Articles Supplementary will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or bylaws of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the cases of clauses (i) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(u)          No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement and in the Registration Statement, Pricing Disclosure Package and Prospectus (including the issuance and sale of the Securities) or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the New York Stock Exchange and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(v)          Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

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(w)         Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Series A Preferred Stock or shares of any other class or series of stock of or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Series A Preferred Stock or shares of any other class or series of stock or other equity interest in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.

(x)          The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(y)          Since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Company, and (iii) there has not been any change in the capital stock or long-term debt of the Company.

(z)          Since the date as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

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(aa)         The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial data and the selected financial data included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included therein and the books and records of the Company. The other financial and statistical data and information included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, Pricing Disclosure Package and Prospectus under the Securities Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Issuer Information (as defined below) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)         Grant Thornton LLP, who have certified certain financial statements of the Company, whose report appears in or is incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent registered public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). Grant Thornton LLP has not notified the Company or the Company’s board of directors of any illegal acts that are required to be reported pursuant to Section 10A of the Exchange Act.

(cc)         The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, Pricing Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

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(dd)         The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ee)         All statistical and market-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ff)          The Company is not, and as of the applicable Delivery Date and at no time during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Securities, the Company will not be, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(gg)         The Company has made a timely election to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) for its short taxable year ending December 31, 2012. Commencing with its short taxable year ending December 31, 2012, the Company has been, and upon the sale of the Securities will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with its short taxable year ended December 31, 2012, as a REIT under the Code. The Company’s organization and current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus enables the Company, and will continue to enable the Company in the future, to meet the requirements for qualification and taxation as a REIT under the Code. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code and has no current intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable, its continued qualification as a REIT under the Code.

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(hh)       The description of the Company’s organization and current and proposed method of operation and its qualification and taxation as a REIT under the Code set forth in the Registration Statement, Pricing Disclosure Package and Prospectus is, in all material respects, accurate and presents fairly the matters referred to therein.

(ii)         There is no litigation or legal, governmental or regulatory actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or, to the Company’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority or other third party that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on either the performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(jj)         There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, that are not described and filed as required. The Company does not have knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and the statements made in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Description of Series A Preferred Stock,” “Description of Preferred Stock,” “Description of the Securities We May Offer,” “Description of Common Stock—Restrictions on Ownership and Transfer of our Capital Stock,” “Risk Factors—Risks Related to Our Organization and Structure,” “Risk Factors—Risks Associated with Our Relationship with our Manager,” “Risk Factors—Tax Risks,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Distributions,” “Business—Certain Federal Income Tax Considerations and Our Status as a REIT,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Investment Activities,” “Certain Relationships and Related Transactions and Director Independence,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” “Additional Federal Income Tax Considerations” insofar as they purport to constitute summaries of the terms of the Company’s capital stock, other securities and organizational or charter documents and the terms of statutes, rules or regulations, legal or governmental proceedings or agreements, contracts and other documents, constitute accurate summaries of the terms of such capital stock, securities, organizational or charter documents, statutes, rules and regulations, legal and governmental proceedings and agreements, contracts and other documents in all material respects.

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(kk)         No relationship, direct or indirect, exists between or among the Company or any subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus which is not so described.

(ll)           The Company has no employees.

(mm)       The Company has not been notified that any executive officer or key employee of the Company or the Manager, or a significant number of members of the investment teams of the Company or the Manager plan to terminate his, her or their employment with his, her or their current employer. Neither the Company nor the Manager, nor any executive officer or key employee of the Company or the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, Pricing Disclosure Package and Prospectus.

(nn)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur for which the Company would have any material liability, (b) no Plan has failed to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan, except for a failure which would not reasonably be expected to result in a material liability to the Company and (c) the Company has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan sponsored or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (iv) no non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975(f)(3) of the Code has occurred with respect to any Plan which would reasonably be expected to result in a material liability to the Company.

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(oo)         The Company has timely filed all U.S. federal, state, local and foreign income, franchise and other tax returns required to be filed by it, subject to permitted extensions, and has timely paid all taxes (including any interest, penalties or additional amounts with respect thereto) due and payable (whether or not shown as due by such returns) or otherwise assessed, except insofar as the failure to timely file such returns or timely pay such taxes would not have, individually or in the aggregate, a Material Adverse Effect. All such returns are true, complete and correct in all material respects. No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign income or franchise or other taxes is pending or, to the best of the Company’s knowledge, threatened, except in each case insofar as such assessment would not have, individually or in the aggregate, a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company. There are no tax returns of the Company that are currently being audited by federal, state, local or foreign or other taxing authorities or agencies which would have a Material Adverse Effect.

(pp)         [RESERVED]

(qq)         The Company (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)         The Company (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Issuer Information (as defined below) fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Other than as described in the Registration Statement, Pricing Disclosure Package and Prospectus, since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

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(ss)         (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(tt)         Since the date of the most recent balance sheet of the Company reviewed or audited by Grant Thornton LLP, (i) the Company is not aware of and has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no changes in internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(uu)        Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary action to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(vv)        The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, Pricing Disclosure Package and Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

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(ww)       The Company and its subsidiaries have such permits, consents, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental, regulatory or administrative authorities or any self-regulatory organization or non-governmental authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, Pricing Disclosure Package and Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(xx)        The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(yy)         Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiaries and (D) there are no known events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or it subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(zz)         [RESERVED]

(aaa)        Neither the Company nor its subsidiaries has, nor, to the knowledge of the Company, has any director, officer, agent, employee, affiliate or other person or acting on behalf of the Company or its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor the its subsidiaries has, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(bbb)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (commonly referred to as the “Bank Secrecy Act”), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ccc)        Neither the Company, its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor its subsidiaries will directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)        Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

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(eee)      The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative have consented in accordance with Section 1(h) or 6(a)(vi), including the Term Sheet, and any Issuer Free Writing Prospectus as set forth on Schedule 2 hereto.

(fff)        Neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.

(ggg)      The Company has filed a Supplemental Listing Application to list the Securities on the New York Stock Exchange. The Securities have been, or will be prior to the Initial Delivery Date, approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

(hhh)      There are no affiliations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the officers, directors or, to the Company’s knowledge, any 5% or greater securityholders of the Company or its subsidiaries.

(iii)         Neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for any brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jjj)         Any financial or other data regarding XL Group PLC included in the Registration Statement, the Pricing Disclosure Package or the Prospectus is derived from XL Group PLC’s most recent public filings under the Exchange Act and is (to the Company’s knowledge) true and accurate in all material respects.

(kkk)      Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors.

(lll)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mmm)   The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Representations and Warranties Regarding the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Delivery Date (as defined below), and agrees with each Underwriter that:

(a)          All information regarding the Manager in the Registration Statement, Pricing Disclosure Package and Prospectus is true, correct and complete in all material respects. The investment and allocation strategies, guidelines and policies described in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately reflect in all material respects the investment strategies, guidelines and policies of the Manager with respect to the operation of the Company’s business as currently in effect and the current intentions of the Manager with respect to the continued and prospective operation of the Company's business, and no material deviation from such strategies, guidelines or policies  is currently contemplated.

(b)          The Manager has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus. The Manager is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, affairs or prospects of the Manager or on the Offering or consummation of any of the other transactions contemplated by this Agreement (a “Manager Material Adverse Effect”). The Manager has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the Management Agreement, does not own or control, directly or indirectly, any corporation, association or other entity.

(c)          The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(d)          This Agreement has been duly authorized, executed and delivered by the Manager.

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(e)          The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(f)          Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, there has been no Manager Material Adverse Effect nor any development or event involving a prospective Manager Material Adverse Effect or any change, nor any development or event involving a prospective change, that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(g)          The execution, delivery and performance of this Agreement by the Manager and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Manager with its obligations under each of the foregoing will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Manager, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject; (ii) result in any violation of the provisions of the certificate of formation or operating agreement of the Manager; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Manager or any of its properties or assets, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Manager Material Adverse Effect.

(h)          No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholder of the Manager, is required for the execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus.

(i)          There is no litigation or any legal, governmental or regulatory actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or, to the Manager’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that could, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the Management Agreement or the consummation of the transactions contemplated hereby or thereby.

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(j)          The Manager has such Permits as are necessary under applicable law to own its properties and conduct its business with respect to the Company now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by the Manager, except for any Permit that could not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect. All such Permits are in full force and effect, the Manager has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Manager Material Adverse Effect.

(k)          The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Registration Statement, Pricing Disclosure Package and Prospectus and under this Agreement.

(l)           To the knowledge of the Manager no executive officer of the Company and no executive officer or key employee of the Manager, nor any significant member of the investment teams of the Company or the Manager, plans to terminate his, her or their employment. Neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(m)          The Manager (i) is not in violation of its certificate of formation or operating agreement, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

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(n)          The Manager (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Manager’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Manager’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Manager’s incorporation, there has been no (i) material weakness in the Manager’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Manager’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Manager’s internal control over financial reporting.

(o)          The Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and is not prohibited by the Investment Advisers Act, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)          The Manager carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Manager are in full force and effect; the Manager is in compliance with the terms of such policies in all material respects; and the Manager has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Manager under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Manager has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)          No labor disturbance by the employees of the Manager exists or, to the knowledge of the Manager, is imminent.

(r)          The Manager is not in violation of or has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

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(s)          Neither the Manager nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.

Any certificate signed by any officer of the Manager and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty by the Manager, as to matters covered thereby, to each Underwriter.

3.  Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 600,000 shares of the Firm Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Securities set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Securities shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 90,000 additional shares of Option Securities. Such option is exercisable in the event that the Underwriters sell more shares of Series A Preferred Stock than the number of Firm Securities in the offering and as set forth in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Securities to be sold on such Delivery Date as the number of shares of Firm Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Securities.

The price of both the Firm Securities and any Option Securities purchased by the Underwriters shall be $23.75 per share; provided that the purchase price per Option Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities.

The Company shall not be obligated to deliver any of the Firm Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such Securities to be purchased on such Delivery Date as provided herein.

4.  Offering of Securities by the Underwriters. Upon authorization by the Representative of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions to be set forth in the Prospectus.

5.  Delivery of and Payment for the Securities. Delivery of and payment for the Firm Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Securities through the facilities of DTC unless the Representative shall otherwise instruct.

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The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Securities as to which the option is being exercised, the names in which the shares of Option Securities are to be registered, the denominations in which the shares of Option Securities are to be issued and the date and time, as determined by the Representative, when the shares of Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date,” and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Securities by the Company and payment for the Option Securities by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Securities Delivery Date, the Company shall deliver or cause to be delivered the Option Securities to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Securities through the facilities of DTC unless the Representative shall otherwise instruct.

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6.  Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)          To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”); to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Securities and the shares of Common Stock to be issued upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)         To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)        To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required during the Prospectus Delivery Period and if at such time any events shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act and the Exchange Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus or Written Testing-the-Waters Communication that will correct such statement or omission or effect such compliance;

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(iv)        To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(v)         Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(vi)        Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(vii)       To comply with all applicable requirements of Rule 164 and Rule 433 with respect to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and recordkeeping; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, Pricing Disclosure Package, Prospectus and Written Testing-the-Waters Communication or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance; the Company will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(viii)      To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 60-day restricted period referred to in Section 6(xiii);

(ix)         As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 400 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 425 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

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(x)          Unless the Board of Directors determines that it is no longer in the best interests of the Company or its stockholders, to use its best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code so as to maintain the Company’s qualification as a REIT under the Code;

(xi)         To not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, required to be registered under such Act;

(xii)        Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xiii)       For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, not to, directly or indirectly, without the prior written consent of the Representative on behalf of the Underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock) or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding Common Stock). The foregoing sentence shall not apply to the Securities to be sold hereunder.

(xiv)      The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of the Common Stock upon conversion of the Securities;

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(xv)       To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus under the caption, “Use of Proceeds”;

(xvi)      The Company will use its best efforts to effect and maintain the listing of the Series A Preferred Stock (including the Securities) on the New York Stock Exchange within 30 days from the date hereof;

(xvii)     The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(xviii)    [RESERVED];

(xix)       Not, at any time at or after the date of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(xx)        In violation of the Securities Act and the Exchange Act, not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of resale of the Securities;

(xxi)       The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Series A Preferred Stock;

(xxii)      The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act; and

(xxiii)     Prior to the Initial Delivery Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b)          Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

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7.  Certain Agreements of the Manager. The Manager agrees that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

8.  Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes (other than income taxes or similar taxes) incident to and in connection with the performance of the Company’s obligations under this Agreement, including (a) accounting fees of the Company, (b) the fees and disbursements of counsel for the Company, (c) the authorization, issuance, sale and delivery by the Company of the Securities and the shares of Common Stock to be issued upon conversion of the Securities, and the preparation and printing of certificates for the Securities and the shares of Common Stock to be issued upon conversion of the Securities; (d) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein; (e) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (g) any required review by FINRA of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters); (h) the listing of the Securities and the shares of Common Stock to be issued upon conversion of the Securities on the New York Stock Exchange and/or any other exchange; (i) the costs and charges of any transfer agent, registrar or depositary; (j) the qualification of the Securities and the shares of Common Stock to be issued upon conversion of the Securities under the securities laws of the several jurisdictions as provided in Section 6(a)(xii) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company (provided that the Company will pay fifty percent (50%) of the cost of any aircraft chartered in connection with the road show); (l) all other costs and expenses of the Company incident to the performance of its obligations under this Agreement; and (m) any fees charged by rating agencies for rating the Securities, if any; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

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9.  Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Manager contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; the Registration Statement and all post-effective amendments thereto have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)          No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)          No prospectus or amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been filed to which you shall have objected in writing.

(d)          All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)          Kaye Scholer LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-1.

(f)          Kaye Scholer LLP shall have furnished to the Representative its written opinion, as tax counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-2.

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(g)          Foley & Lardner LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit A-3.

(h)          The Representative shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)          At the time of execution of this Agreement, the Representative shall have received from Grant Thornton, LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)          With respect to the letter of Grant Thornton, LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

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(k)          The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)          The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)         Since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Company, and (iii) there has not been any change in the capital stock or long-term debt of the Company;

(iii)        The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, contemplated or threatened;

(iv)        All filings required to have been made by the Company pursuant to the Rules and Regulations have been made as and when required by such Rules and Regulations; and

(v)         They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

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(l)          The Manager shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)          The representations, warranties and agreements of the Manager in Section 2 are true and correct on and as of such Delivery Date, and the Manager has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)         Since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Manager has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Manager, and (iii) there has not been any change in the capital stock or long-term debt of the Manager; and

(iii)        They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, only with respect to information regarding the Manager, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(m)        The Company and the Manager shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Financial Officer substantially in the form of Exhibit B hereto.

(n)          (i) The Company shall not have sustained, since the date of the latest audited financial statements included in or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock (except for increases or decreases that the Prospectus discloses have occurred) or long-term debt of the Company, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

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(o)          Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(p)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q)          FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(r)          [RESERVED]

(s)          The Management Agreement shall be in full force and effect.

(t)           [RESERVED]

(u)          The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

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(v)         No action shall have been taken and no statute, rule, regulation or orders shall have been enacted, adopted or issued be any federal, state or foreign governmental or regulatory authority that would, as of the Initial Delivery Date and any Option Stock Delivery Date, as the case may be, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Delivery Date or any Option Delivery Date, as the case may be, prevent the issuance or sale of the Securities by the Company.

(w)         The Series A Preferred Stock shall remain listed on the NYSE and the NYSE shall have completed its review of the NYSE Supplemental Listing Application (if any) with respect to the Securities and no further NYSE action shall be required for issuance of the Securities.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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10.  Indemnification and Contribution.

(a)          The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Manager shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)          The Manager shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act to the extent and in the manner set forth in paragraph (a) above; provided, however, that in the case of the Manager this indemnity shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information concerning the Manager in the Registration Statement, Pricing Disclosure Package and Prospectus.

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(c)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Manager, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Manager or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or the Manager, or any such director, officer, employee or controlling person.

(d)          Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

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(e)          If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Manager or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Manager and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

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(f)          The Underwriters severally confirm and the Company and the Manager acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession figure and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.  Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the total number of shares of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Securities Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

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Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.  Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Securities (and, if any Option Securities is to be purchased on a Delivery Date which occurs after the Initial Delivery Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice given to and received by the Company at any time on or prior to delivery of and payment for the Option Securities) if, prior to that time, any of the events described in Sections 9(n), 9(o) and 9(p) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

13.  Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriters for any reason or the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

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14.  Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.  No Fiduciary Duty. Each of the Transaction Entities acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any Transaction Entity and any other person, on the one hand, and the Underwriters, on the other, exists in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Transaction Entities, including, without limitation, with respect to the determination of the public offering price of the Securities, and the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (iii) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities. Each of the Transaction Entities hereby waives any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.  Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 Attn: General Counsel with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Paul D. Tropp (Fax: 212-859-4000); and

(b) if to the Company or the Transaction Entities, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: David Oston; and with a copy to Kaye Scholer LLC, 425 Park Avenue, New York, New York 10022, Attention Administrative Partner for the further attention of Kenneth G.M. Mason (Fax: (212) 836-8689).

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Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

17.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Transaction Entities, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Manager within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.  Survival. The respective indemnities, representations, warranties and agreements of the Company and the Manager and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.  Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20.  Trial by Jury. Each of the Company and the Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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22.  Submission to Jurisdiction, Etc. The Transaction Entities hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

23.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

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If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Oston
Name: David Oston
Title: Chief Financial Officer

OAK CIRCLE CAPITAL PARTNERS LLC

By:	/s/ David Carroll
Name: David Carroll
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted:

Keefe, Bruyette & Woods, Inc.

For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto

By Keefe, Bruyette & Woods, Inc.

By:	/s/ Jennifer Fuller
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriters	Number of Shares of Firm Securities

Keefe, Bruyette & Woods, Inc	420,000
BTIG LLC	60,000
Ladenburg Thalmann & Co. Inc.	60,000
Mitsubishi UFJ Securities (USA), Inc	60,000
Total	600,000

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

FIVE OAKS INVESTMENT CORP.
8.75% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

Final Pricing Term Sheet
May 21, 2014

Issuer	Five Oaks Investment Corp.

Securities offered	8.75% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”)

Shares offered	600,000 shares

Underwriters’ option	90,000 shares

Trade date	May 21, 2014

Settlement and delivery date	May 27, 2014 (T + 3)

Liquidation preference	$25.00 per share

Maturity	Perpetual

Public offering price	$25.00 per share

Aggregate liquidation preference	$15,000,000 (assuming the underwriters’ option to purchase additional shares is not exercised)

Underwriting discount	$1.25 per share; $750,000 total (assuming the underwriters’ option to purchase additional shares is not exercised)

Net proceeds to the Issuer, before expenses	$23.75 per share; $14,250,000 total (assuming the underwriters’ option to purchase additional shares is not exercised)

Dividend rate	Cumulative cash dividends accruing: (1) from and including, the date of issuance to, but not including, December 27, 2018, at an initial annual rate of 8.75% per annum, based on the $25.00 per share liquidation preference (equivalent to $2.1875 per annum per share during that period); and (2) from and including, December 27, 2018 and thereafter, at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined below) as calculated on each applicable date of determination and (b) 7.151%, based on the $25.00 per share liquidation preference per annum; provided that such rate shall not be less than the initial rate in clause (1) at any determination date.

The term “Three-Month LIBOR” means, on any date of determination, the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period as appears on Bloomberg, L.P. page US0003M, as set by the British Bankers Association at 11:00 a.m. (London time) on such date of determination.

Dividend step-up	If the Issuer does not pay dividends in full on the Series A Preferred Stock on any six dividend payment dates (whether consecutive or not), then the per annum dividend rate will increase by an additional 2.00% per $25.00 stated liquidation preference, or $0.50 per annum, per share of Series A Preferred Stock on and after the day following such sixth monthly dividend payment date.

The dividend rate will reset to the original dividend rate set at issuance before any such increases had occurred once we have paid all accrued and unpaid dividends on the shares (including the additional rate) and we have paid all dividends due on the shares for the six most recently ended monthly dividend payment dates (including the additional rate).

Additional Preferred Stock Issuance Covenant	The Issuer may not issue any shares of authorized preferred stock, including additional shares of Series A Preferred Stock, which would rank pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon our liquidation, if on a pro forma basis at the time of issuance the aggregate liquidation preference of the outstanding shares of Series A Preferred Stock (including any accrued but unpaid dividends) when added to the aggregate liquidation preference of the outstanding shares of all such preferred stock that ranks pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon liquidation and the aggregate liquidation preference of the shares of preferred stock to be issued would exceed 25.0% of the Issuer’s total stockholders' equity as determined in accordance with GAAP, and after giving pro forma effect to the proposed issuance of preferred stock, as of the end of the most recent fiscal quarter for which financial statements are available.

Dividend payment date	The 27th day of each month (provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend). The first dividend will be payable on June 27, 2014 in the amount of $0.1823 per share and will be paid to the persons who are the holders of the Series A Preferred Stock as of the close of business on June 15, 2014.

Dividend record date	The 15th day of each month.

Optional redemption date	On or after December 23, 2018

Conversion rights	Share Cap: 5.2743

Exchange Cap: Subject to certain adjustments, the Exchange Cap in respect of all of the outstanding Series A Preferred Stock (including the 920,000 shares outstanding prior to this offering) will not exceed 8,016,936 shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), or 8,491,623 shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) if the underwriters' option to purchase additional shares of Series A Preferred Stock is exercised in full

NYSE listing symbol	OAKS-PrA

CUSIP	33830W 205

ISIN	US33830W2052

Book-Running Manager	Keefe, Bruyette & Woods, Inc.

Co-Managers	BTIG LLC

Ladenburg Thalmann & Co. Inc.

Mitsubishi UFJ Securities (USA), Inc.

The issuer has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Keefe, Bruyette & Woods, Inc. by calling (800) 966-1559.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.